SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27441	54-1878819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eckington Place, N.E. Washington, DC	20002
(Address of principal executive offices)	(Zip Code)

(202) 380-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of XM Satellite Radio Holdings Inc. held on May 25, 2007, our stockholders, upon recommendation of our Board of Directors, approved the XM Satellite Radio Holdings Inc. 2007 Stock Incentive Plan. The new plan provides for various types of equity awards that may be made to officers, other employees and other key individuals. The types of awards authorized under the plan include restricted stock, stock units, stock options, stock appreciation rights, dividend equivalent rights and other stock-based awards. A total of 25,000,000 shares of our Class A common stock are reserved for issuance pursuant to awards. The term of the new plan is ten years. As described in the proxy statement for our 2007 annual meeting of stockholders, we made the following annual grants (vesting over three years) and retention grants (vesting in one year) of restricted stock to our named executive officers under the new plan, subject to stockholder approval of the plan: Gary Parsons – annual grant of 200,000 restricted shares and retention grant of 100,000 restricted shares; Hugh Panero – annual grant of 150,000 restricted shares; Joseph J. Euteneuer – annual grant of 40,000 restricted shares and retention grant of 30,000 restricted shares; Erik Logan Toppenberg – annual grant of 60,000 restricted shares and retention grant of 35,000 restricted shares; and Stelios Patsiokas – annual grant of 60,000 restricted shares and retention grant of 35,000 restricted shares. We also are filing today a registration statement on Form S-8 to register the shares of our Class A common stock underlying the new plan and our executive officers have filed Forms 4 to report their grants under the new plan.

A copy of the XM Satellite Radio Holdings Inc. 2007 Stock Incentive Plan is attached hereto as Exhibit 10.1, and forms of Non-qualified Stock Option Agreement and Restricted Stock Agreement approved by our Compensation Committee are attached hereto as Exhibits 10.2 and 10.3. The description of the plan contained herein is qualified in its entirety by reference to the full text of the plan. In addition, a fuller description of the plan is contained in the proxy statement for our 2007 annual meeting of stockholders and is incorporated herein by this reference.

Item 8.01	Other Events.

Our annual meeting of stockholders was held on May 25, 2007. The stockholders approved proposals to elect directors, to ratify the appointment of KPMG LLP as independent auditors, and to approve the XM Satellite Radio Holdings Inc. 2007 Stock Incentive Plan.

All nominees for election to the Board were elected for a term that will continue until the next annual meeting of stockholders or until the director’s successor has been duly elected and qualified. The number of votes cast with respect to each proposal is set forth below.

Proposal 1	Votes For	Votes Withheld
Election of Eleven Directors to Board of Directors
Gary M. Parsons	282,640,475	4,591,151
Hugh Panero	282,414,662	4,816,964
Nathaniel Davis	282,573,231	4,658,395
Joan L. Amble	284,647,072	2,584,554
Thomas Donohue	278,842,950	8,388,676
Eddy Hartenstein	283,481,788	3,749,838
Chester A. Huber, Jr.	278,023,803	9,207,823
John Mendel	278,133,931	9,097,695
Jarl Mohn	278,983,315	8,248,311
Jack Shaw	278,869,998	8,361,628
Jeffrey Zients	284,527,480	2,704,146

Proposal 2	Votes For	Votes Against	Votes Abstained
Adoption of the XM Satellite Radio Holdings Inc. 2007 Stock Incentive Plan	185,195,702	19,409,651	1,196,192

Proposal 3
Appointment of KPMG LLP as Independent Auditors	284,871,977	1,263,152	1,096,497

Service Interruption

On Monday, May 21, 2007, our XM-3 satellite suffered a temporary service outage during the process of uploading operational information to the redundant satellite control processor (SCP) following a Sunday night autonomous switch from the primary to the redundant SCP. Some XM customers experienced service disruptions or degraded service until full signal strength was restored the following morning, May 22, 2007, from both XM-3 and our repeater network (which repeats the signal from the XM-3 satellite only). Our XM-4 satellite continued to perform at full power throughout this period. The XM-3 satellite and the repeater network are currently stable and providing full service. We will continue to assess issues associated with the service interruption, including the autonomous SCP switch, the status and restart of the primary SCP, and procedures for providing alternate inputs to the repeater network (including either XM-4 or XM-1/2).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1        XM Satellite Radio Holdings Inc. 2007 Stock Incentive Plan.

Exhibit 10.2        Form of Non-qualified Stock Option Agreement.

Exhibit 10.3        Form of Restricted Stock Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: June 1, 2007	By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
General Counsel and Secretary

EXHIBIT INDEX

No.	Description
10.1	XM Satellite Radio Holdings Inc. 2007 Stock Incentive Plan.

10.2	Form of Non-qualified Stock Option Agreement.

10.3	Form of Restricted Stock Agreement.